                                                                 Exhibit (B)(12)

                                                          [LOGO OF RHONE-POULENC
                                                              S.A. APPEARS HERE]

                              RHONE-POULENC S.A.
                               (the "Borrower")

                                       *
                                (the "Lender")

                  FRF 1,000,000,000 REVOLVING CREDIT FACILITY


                        SUMMARY OF TERMS AND CONDITIONS
                        -------------------------------


Borrower:                    RHONE-POULENC S.A ("RP").

Facility Amount:             FRF 1,000,000,000 or its equivalent in any freely
                             available and convertible currency.

Facility Description:        A revolving credit facility ("the Facility") which
                             shall be repaid and redrawn throughout its life.
                             The Facility will be denominated in, but not limited to, French Francs and committed in, but not limited to, French Francs, or their equivalent in US Dollars, and may be used in other currencies on an as-available basis.

Facility Purpose:            The Facility will be used for general corporate
                             purposes.

Lender:                      *

Final Maturity:              The Facility will be repaid in full five years
                             from the date of signing of the Facility Agreement.

Availability:                Subject to 1 (one) business days' notice for
                             French Francs and 2 (two) business days' notice for other currencies, the Borrower may draw
                             Advances in minimum amounts of FRF 100,000,000 and in integral multiples of FRF 20,000,000 (or equivalents in other currencies) for periods of 1, 2, 3 or 6 months or such other periods of up to 12 months as the Lender may agree ("Advances").

                             No more than 6 Advances shall be outstanding at any one time in a maximum of 4 currencies.

Cancellation:                Upon 10 business days' written notice the Borrower
                             may cancel without premium or penalty all or part of the Facility in a minimum amount of FRF
                             100,000,000 and in integral multiples of FRF
                             20,000,000.

------------
* Request for Confidential Treatment filed by Purchaser on August 22, 1997

Prepayment:                  Prepayment of Advances shall be permitted in cases
                             of illegality and increased cost (including the requirement for tax gross-ups). In this case:

                             (A) the Borrower will pay to the Lender a prepayment commission (the "Prepayment Commission") equal to the amount by which

                             (i) the present value (on the Prepayment Date) of the interest due under the Facility on the principal repaid amount for the period from and including the Prepayment Date to and excluding the Maturity Date exceeds
                                    -------
                             (ii) the present value (on the Prepayment Date) of the reinvestment interest that the Lender is able to obtain on an amount equal to the principal repaid amount for the period from and including the Prepayment Date to and excluding the Maturity Date. The reinvestment interests mean the interests calculated in accordance with the investment rate (the "Reinvestment Rate");

                             or, if such is the case:

                             (B) the Lender will pay to the Borrower a Prepayment Commission equal to the amount by which

                             (i) the present value (on the Prepayment Date) of the reinvestment interest that the Lender is able to obtain on an amount equal to the principal repaid amount for the period from and including the Prepayment Date to and excluding the Maturity Date;
                                    exceeds
                                    -------
                             (ii) the present value (on the Prepayment Date) of the interest due under the Facility on the principal repaid amount for the period from and including the Prepayment Date to and excluding the Maturity Date;

                             The Reinvestment Rate means the PIBOR (or the LIBOR for Advances in currencies other than French Francs) quoted one (two in the case of the LIBOR) Business Days before the Prepayment Date, for the period from and including the Prepayment Date to and excluding the Maturity Date.

                             The discount rate applicable to the calculation of the present value of interests referred to (A) (i) and (ii) and (B) (i) and (ii) will be the PIBOR (or the LIBOR for Advances in currencies other than French Francs) applicable to the remaining period. If not available, discount rate will be set by Reference Banks.

Interest and Margin:         The Borrower will pay interest at LIBOR for the
                             relevant currency (with the exception of PIBOR in the case of French Francs), plus 0,10% (Margin) p.a.

                             LIBOR or PIBOR, as the case may be, will be replaced by any applicable rate in consequence of the introduction of the EURO currency after 1 January 1999.

                             Interest will be payable at the end of each interest period and will be calculated on an actual/360 day basis (except for Advances in GBP which will be calculated on a 365 day basis).

                             Interest rates will be set by reference to Telerate page 3750/3740 (LIBOR) or page 20041 (PIBOR) or, if not available, by Reference Banks.

Facility Fee:                The Borrower will pay a facility fee in French
                             Francs at a rate of 0.10% p.a. on the total amount of the Facility, calculated as of the date of signing on an actual/360 day basis and payable quarterly in arrears.

Conditions Precedent:        Shall comprise the following:

                             (A)  Constitutional documents of the Borrower;

                             (B)  Copies of all relevant Board resolutions;

                             (C)  Copies of all other consents and
                                  authorisations, together with certification of relevant signing authorities; and

                             (D) Legal Opinion provided by the General Counsel of the Borrower.

Representations and          Representations and warranties to be made in
Warranties:                  respect of the Borrower at signing, and (i), (ii),
                             (iii), (iv), (v), (vii), (xii) and (xiii) inclusive to be repeated at each Advance date.

                             (i)    The Borrower is duly incorporated and
                                    validly existing;

                             (ii) The Borrower has power to enter into and perform pursuant to the Facility Agreement and all necessary corporate actions relevant thereto have been taken;

                             (iii)  Obligations of the Borrower under the
                                    Facility Agreement will rank pari passu with other unsecured and unsubordinated obligations;

                             (iv) No encumbrance exists over present or future assets or revenues, except as expressly permitted or disclosed to the Lender (see below);

                             (v) Obligations under the Facility are legally valid, binding and enforceable;

                             (vi)   Execution and performance of Facility
                                    Agreement will not be in conflict with or in breach of obligations in other agreements;

                             (vii) All necessary consents, licences, permits, etc. relevant to the Facility have been obtained and are in full force and effect;

                             (viii) Accuracy and fairness of 1996 audited
                                    financial statements (the "1996 Consolidated
                                    Financial Statements") to the best of the Borrower's knowledge and belief;

                             (ix) Between the 1996 Consolidated Financial Statements and the date of signing, there has been no adverse change in the financial condition of the Borrower which is material in the context of its operation taken as a whole which could have a material adverse effect on the Borrower's capacity to meet its obligations under the Facility Agreement.

                                    The acquisition of the shares of Rhone-
                                    Poulenc Rorer Inc not currently held by the Borrower in connection with a proposed tender offer to be made by the Borrower shall not be considered by the Lender as a material adverse change in the financial condition of the Borrower;

                             (x) No material litigation or other proceedings at the date of signing which is material in the context of its operation taken as a whole (to the best of the Borrower's knowledge and belief) which could have a material adverse effect on the Borrower's capacity to meet its obligations under the Facility Agreement;

                             (xi) No stamp, registration or similar tax, (other than French "Timbres de Dimension") in connection with the execution, delivery, performance or enforcement of the Facility Agreement.

                             (xii) No proceedings pending or threatened for winding-up, dissolution or similar process;

                             (xiii) No existing Event of Default.

Undertakings:                (A) Undertakings as to financial information:

                             (i) Delivery of the Borrower' consolidated financial statements as soon as available and in any event within 180 days of financial year-end, an English copy of which shall be delivered within 45 days thereafter.

                             (ii) Preparation of 1997 audited consolidated financial statements for Borrower the "1997 Consolidated Financial Statements") to reflect any changes that have occurred in accounting practices since the 1996 Consolidated Statements.

                             (iii) Provision of such other information as the Lender may reasonably request in order to access compliance with Borrower's obligations under the Facility.

                             (B) Undertakings as to financial condition:

                             Ratio of Consolidated Indebtedness to Consolidated Net Worth (as such terms are defined below) not to exceed 1.

                             The Borrower shall ensure that this financial covenant is met as at 31st December of each year throughout the term of the Facility by reference to the 1996 Consolidated Financial Statements.

                               In the event of a breach in the performance of this requirement, the Lender shall be entitled to declare a Potential Termination Event under the Facility. If this breach remains unremedied for 90 days after notice by the Lender of a Potential Termination Event, the Lender may (i) declare any undrawn portion of the Facility to be cancelled (and no further notice of drawing may be issued) and/or (ii) any drawn portion of the Facility to become due and payable prior to its maturity as a result of such a breach.

                               In this case the Prepayment Commission will be paid by the Borrower, or the Lender, in accordance with Prepayment provisions.

                             (C) Other usual undertakings including:

                             (i) Compliance with all relevant laws, permits, and licences material in the context of the Facility.

                             (ii)   Pari passu status vis-a-vis all the
                                    Borrower' other unsecured and unsubordinated creditors.

                             (iii) To notify the Lender in writing of any Event of Default;

                             (iv) Negative Pledge : The Borrower shall not create or permit to be outstanding any encumbrance in respect of Financial Indebtedness unless the Lender give its consent, except encumbrances:

                                    - In connection with the purchase,
                                      maintenance or improvement of an asset,
                                      providing the amount of Financial
                                      Indebtedness secured remains confined to such asset or such improvements.

                                    - Created to secure Financial Indebtedness
                                      owing to EIB, CREDIT NATIONAL, FONDS
                                      INDUSTRIEL DE MODERNISATION, FONDS DE
                                      DEVELOPPEMENT ECONOMIQUE ET SOCIAL or any other governmental or EEC controlled financial institution which in its normal lending practice requires such Encumbrance.

                                    - Existing at a time when a corporation is
                                      merged into, consolidated with or acquired by the Borrower and not created in contemplation of such event.

                                    - Existing on any asset prior to the
                                      acquisition thereof by the Borrower and
                                      not created in contemplation of such
                                      acquisition.

                                    - Arising out of a refinancing of any
                                      indebtedness secured by encumbrance
                                      permitted above.

                                    - Arising after orders of attachment,
                                      distraint or similar legal process arising in connection with court proceedings so long as the claims secured are being contested in good faith.

                                    - Created over assets held in trust by
                                      another person, which assets are to be
                                      used by such other person solely for
                                      satisfying the Borrower's, scheduled
                                      payment obligations in respect of
                                      principal and/or interest in respect of
                                      any Financial Indebtedness of the
                                      Borrower, (the "Borrower's Obligations",) in circumstance where such other person has undertaken responsibility for the discharge of the Borrower's Obligations.

                                    - Over a deposit made by the Borrower using
                                      the proceeds of a Financial Indebtedness of the Borrower provided that (A) the depositary of such proceeds lends an amount at least equal to the amount of the deposit to a subsidiary of the Borrower and (B) that such loan has a maturity date which is not earlier that the date for repayment of such deposit.

                                    - Over assets or receivables of the Borrower
                                      which encumbrances have been given in
                                      connection with the refinancing of such
                                      assets or receivables and where the risks
                                      (except in relation to any credit
                                      enhancement provided by the Borrower in
                                      respect of such assets or receivables)
                                      relating to non-payment in respect of such assets or receivables are, as a result of such refinancing, not borne by the Borrower.

                                    - Not in one of the above categories to
                                      secure Financial Indebtedness as long as the amount of Financial Indebtedness secured thereby does not exceed 7,5% of Consolidated Net Worth.

                             (v) Borrower will pay all transfer, stamp or registration fees or similar taxes or charges which may become payable.

                             (vi)   Borrower will maintain its corporate
                                    existence and its rights to carry on its operations.

Events of Default:           Events of Default shall comprise the following:

                             (A) failure of the Borrower to make any payment on the due date under the terms of the Facility, unless such failure occurs solely for administrative or technical reasons and the default is not remedied within 5 Business Days after the Lender has given a notice to the Borrower.

                             (B) Breach of other obligations which, where capable of remedy in the reasonable opinion of the Lender, remains unremedied for 20 Business Days after notice by the Lender of such default. (The breach referred to under Undertaking (B) above may only give rise to a right to cancel the undrawn portion of the Facility and to refuse future drawings).

                             (C) Any Financial Indebtedness of the Borrower exceeding FRF 150,000,000 (or equivalent) becomes due and payable before its stated maturity by way of a declared default after expiry of any applicable grace period, unless such default is contested in good faith by the Borrower by appropriate proceedings.

                             (D)    Any representation or warranty of the
                                    Borrower is materially incorrect in any
                                    respect when made or repeated.

                             (E)    Borrower is subject to an amicable
                                    settlement ("reglement amiable") under
                                    French law.

                             (F)    Insolvency, bankruptcy, liquidation,
                                    dissolution, etc. of the Borrower except in the case of the liquidation or the dissolution where the terms have been approved by the Lender. This excludes a merger for arm's length consideration within the Borrower's group.

                             (G) A moratorium or restructuring is made or declared in respect of all or any indebtedness of Borrower whereby the assets are submitted to the control of its creditors.

                             (H) Appointment of an administrator, receiver in respect of the Borrower.

                             (I) Borrower is declared insolvent or declares in writing that it is unable to pay its debts as and when they are due.

                             (J) It becomes unlawful for the Borrower to comply with its obligations under the Facility.

Documentation:               English language.

                             Documentation will also include other customary provisions for a transaction of this type including, inter alia, the following:

                             (A) Changes in circumstances, including illegality and increased costs; and

                             (B) The ability of the Lender to transfer its rights and obligations in minimum amounts of FRF 100,000,000 (or equivalent) and integral multiple of FRF 20,000,000 (or equivalent) with the prior written consent of the Borrower (such consent not to be unreasonably withheld).

Taxation:                    All payments of principal, interest and fees will
                             be made free and clear of all present and future taxes, levies, duties or other deductions of any nature whatsoever, levied either now or at any future time.

Key definitions:             Financial Indebtedness shall mean:

                             (i)   Any indebtedness for monies borrowed;

                             (ii) Any indebtedness (actual or contingent) under a guarantee, security, indemnity or other commitment designed to protect any creditor against loss in respect of any financial indebtedness of any third party;

                             (iii) Any indebtedness under any acceptance credit;

                             (iv) Any indebtedness under any debenture, note, bill of exchange, bonds, commercial paper, certificate of deposit or similar instrument on which either of the Borrower is liable;

                             (v) Any indebtedness for money owing in respect of any interest swap, or currency swap, such indebtedness to be measured on a mark-to-market basis at the relevant time and to include, vis-a-vis any particular counterparty, application of the relevant ISDA netting procedures.

                             (vi) Any payment obligations under any lease entered into for the purpose of obtaining or raising finance.

                             Material Adverse Change shall mean any event on the assets or financial condition of the RP Group taken as a whole having a material adverse effect in the reasonable opinion of the Lender on the ability of the Borrower to perform in a timely manner all or any of its payment obligations under the Facility Agreement.

                             Consolidated Indebtedness shall mean the difference between (i) the sum of Long Term Debt (including Participating Loans), Bank Overdrafts, Current Portion of Long Term Debt and Short Term Borrowings and (ii) the sum of Cash, Short Term Deposits and Marketable Securities as each of the foregoing amounts shall be determined from the items so described in the consolidated balance sheet of RP included in the annual financial statements most recently delivered by RP to the Lender.

                             Consolidated Net Worth shall mean the difference between (i) Total Liabilities and Total Stockholders Equity and (ii) the sum of Total Current Liabilities, Long Term Debt (including Participating Loans), Other Long Term Liabilities and Mandatorily Redeemable Partnership Interest as each of the foregoing amounts shall be determined from the items so described in the consolidated balance sheet of RP and its subsidiaries included in the annual financial statements most recently delivered by RP to the Lender.

Governing Law-               The Facility Agreement will be governed by French
Jurisdiction                 law. Any dispute arising from this Agreement shall
                             be submitted to the Courts of Paris.

Validity of Terms and        October 31, 1997.
Conditions:
                             The commitment of the Borrower is subject to the realisation of the acquisition of the shares of Rhone-Poulenc Rorer Inc not currently held by the Borrower.

                             Please signify your acceptance of the terms and conditions set out above by signing and returning a copy of this Summary of Terms and Conditions.



for and on behalf of         Date: August 4, 1997.
RHONE-POULENC S.A.

                             /s/ Michel DELRUE
                             ------------------------
                             Michel DELRUE
                             Directeur des Services Financiers


for and on behalf of
         *                   Date: August 4, 1997.



                             /s/                        /s/
                             ------------------------   ------------------------
                             *                          *


-------------
* Request for Confidential Treatment filed by Purchaser on August 22, 1997